RULE l0f-3 REPORT

   A. Information Regarding the Offering and Transaction To be fiiled out by KKR Credit:
Date of Purchase:   2/29/16
Underwriter Purchased from:   Goldman Sachs
Name of Issuer/Issue:    Solera Holdings
Principal Amount of Offering:   $1,730mm
Price/Spread (net of fees and expenses): 95 I 10.5%
Amount Purchased by the Fund: _CCT: $43.3mm_KIO:$5.9mm
Amount Purchased by all Funds and Accounts over which the Adviser has Discretion:
_$60mm

Name of Portfolio Manager:       Chris Sheldon

Date the Offering Commenced:                            2/8/16

Initial Public Offering Price:______N/A________                     Commission, Spread or Profit:    N/A _%                      $    N/A
B. COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
To be filled out by KKR Credit:

1. Y  Securities are (i) part of an issue registered under the Securities   Act of   1933,  as  amended,   that  is  being   offered   to  the  public,   (ii)

Government Securities1, (iii) Eligible  Municipal  Securities,2  (iv) sold in an Eligible Foreign Offering3, or (v) sold in an Eligible Rule 144A Offering4.

2.     Y   The purchase for the Fund was made prior to the end of the first full business day on which any sales are made, and, if the securities are offered for subscription upon exercise of rights, on or before the fourth day preceding the day on which the rights offering terminates. In the case of loans, the Fund purchased on the allocation date.
3.  Y  Except for Eligible Municipal Securities, the issuer has  been  in continuous operation for not less than 3 years, including the operations of any predecessors.

4.  Y   The amount of securities of any class purchased by the Fund, alone or together with all other funds to which the Adviser serves as investment adviser and any other accounts with respect to which the Adviser has investment discretion if the Adviser exercised such discretion with respect to the purchase, (i) for all offerings other than

1   Government Securities, as defined in Section 2(a)(16) of the 1940 Act, means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing.
2 Eligible Municipal Securities means "municipal securities," as defined in Section 3(a)(29) of the Exchange
Act, that are subject to no greater than moderate credit risk; provided, that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities are subject to a minimal or low amount of credit risk.
3 Eligible Foreign Offering means a public offering of securities, conducted under the laws of a   country
other than the United States, that meets the following conditions: (i) the offering is subject to regulation by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the 1940 Act in such country, (ii) the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer), (iii) financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering, and (iv) if the issuer is an issuer other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, such issuer must (a) have a class of securities registered pursuant to Section 12(b) or 12(g) of the Exchange Act or is required to file reports pursuant to Section 15(d) thereof, and (b) have filed all the material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve months immediately preceding the sale of the relevant securities (or for such shorter period as required).
4  Eligible Rule 144A Offering means an offering of securities that meets the following conditions: (i) the securities are offered or sold in transactions exempt from registration under Section 4(2) of the Securities Act, Rule 144A thereunder, or Rules 501-508 thereunder, (ii) the securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers (as defined in Rule
144A(a)(1), and (iii) the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A.

Eligible Rule 144A Offerings, does not exceed 25% of the principal amount of the offering of such class, and (ii) for Eligible Rule 144A Offerings, does not exceed 25% of the total principal amount of the offering of such class sold to qualified institutional buyers, plus the principal amount of the offering in any concurrent public offering.

5. Y    The securities were not purchased directly or indirectly from:  (a) an officer, trustee, investment adviser or employee of the Fund or (b) a person of which any of the persons noted in (a) is an affiliated person.

     Name:      Jessica Yan
       Title:     Associate

To be filled out by KCM/MCS:

   2/29/16    Date

6. The underwriting was a firm commitment underwriting.

7. The commission, spread or profit received or to be received by the principal underwriters was fair and reasonable as compared to the commission, spread or profit received by other principal underwriters in connection with underwritings of similar securities during a comparable period of time.

8. If securities were purchased from a syndicate manager, the "Affiliated Underwriter" did not benefit directly or indirectly from the transaction; or with respect to Municipal Securities, the purchase was not part of a group sale or otherwise allocated to the account of any of the persons specified in 7 above.

9. Name    of   Affiliated Underwriter participating  in the syndicate

10. The deal is oversubscribed not including the orders of Corporate Capital Trust and KKR Income Opportunities Fund.

11. Commission, Spread or Profit: % $ _

Name:       Date

Title:

Eligible  Rule 144A  Offerings,  does not  exceed  25%  of  the principal amount  of the offering  of  such class, and  (ii) for Eligible  Rule  144A Offerings,  does  not  exceed  25%  of  the  total  principal  amount  of  the offering  of  such  class  sold  to  qualified  institutional  buyers,  plus  the principal  amount of the offering in any concurrent public offering.

5. The securities were not purchased directly or indirectly from: (a) an officer, trustee, investment adviser or employee of the Fund or (b) a person of which any of the persons noted in (a) is an affiliated person.

Name: Date

Title:

To be filled out by KCM/MCS:

6. Yes The underwriting was a firm commitment underwriting.

7. Yes   The commission, spread or profit received or to be received  by the principal underwriters was fair and reasonable as compared to the commission, spread or profit  received  by  other principal underwriters in connection with underwritings of similar securities during a comparable period of time.

8. Yes  If securities were purchased from a syndicate manager,  the "Affiliated Underwriter" did not benefit  directly  or indirectly from the transaction; or with respect to Municipal Securities, the purchase was not part of a group sale or otherwise allocated to the account of any of the persons specified in 7 above.

9. Name of Affiliated Underwriter participating in the syndicate:

KKR Capital Markets LLC & MCS Capital Markets LLC.

10. Yes   The deal is oversubscribed not including the orders of Corporate Capital Trust and KKR Income Opportunities Fund.

11. Commission, Spread or Profit:

3.25% (Gross) $2.14mm (Gross). Note:  the underwriters  are anticipating losing money on this transaction based on  latest  price talks

Name:    George Mueller
Title:        Authorized Signatory

   2/29/2016    Date